Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Maurice H. Sullivan, Jr.
(617) 254-0707

PEOPLES FEDERAL BANCSHARES, INC. ANNOUNCES SECOND QUARTER AND YEAR TO DATE RESULTS FOR FISCAL YEAR 2012

Brighton, Massachusetts, April 30, 2012.  Peoples Federal Bancshares, Inc. (the “Company”) (Nasdaq: PEOP), the holding company for Peoples Federal Savings Bank (the “Bank”), announced second quarter and year to date earnings for the fiscal year ending September 30, 2012.  For the three months ended March 31, 2012, the Company reported net income of $588,000 or $0.09 per share, basic and diluted, as compared to net income of $824,000 or $0.12 per share, basic and diluted, for the same period last year.  For the six months ended March 31, 2012, the Company reported net income of $1.4 million or $0.22 per share, basic and diluted, as compared to net income of $1.8 million or $0.27 per share, basic and diluted for the same period last year.

Net interest income and dividend income for the three months ended March 31, 2012 totaled $4.2 million as compared to $4.1 million for the three months ended March 31, 2011.  Non-interest income totaled $375,000 for the three months ended March 31, 2012 as compared to $437,000, for the three months ended March 31, 2011.  Non-interest expense totaled $3.6 million for the three months ended March 31, 2012 as compared to $3.2 million for the three months ended March 31, 2011, reflecting higher salaries and employee benefits and other operating expenses, particularly, advertising expense, which increased $131,000, as the Company expanded advertising efforts to grow its market share and emphasize our branch network.

Net interest and dividend income for the six months ended March 31, 2012 totaled $8.5 million as compared to $8.2 million for the six months ended March 31, 2011.  Non-interest income totaled $828,000 for the six months ended March 31, 2012 as compared to $976,000 for the six months ended March 31, 2011.  The decrease was due to the decrease in net gains on sales of mortgage loans of $116,000, loan servicing fees of $65,000 and other income of $71,000, offset by the increase in the cash surrender value of life insurance of $90,000 and customer service fees of $14,000.  Non-interest expense totaled $6.9 million for the six months ended March 31, 2012 as compared to $6.3 million for the six months ended March 31, 2011, reflecting higher salaries and employee benefits, advertising expenses, data processing expenses and equipment expenses.

Since September 30, 2011, the Company’s balance sheet has increased by $3.7 million, or 0.7%, to $557.9 million.  Net loans increased $14.0 million, or 3.4%.  The increase in loans was due to the increase in residential real estate and commercial loans, offset by the decrease in commercial real estate loans.  Cash and cash equivalents decreased by $21.5 million to $40.2 million at March 31, 2012 from $61.7 million at September 30, 2011.  This decrease was the result of continuing to deploy cash and cash equivalents into loans and investment securities.  Investment securities increased $10.9 million, or 22.7%, to $59.1 million at March 31, 2012, from $48.2 million at September 30, 2011.  Federal Home Loan Bank borrowings increased by $6.0 million, or 33.3%, from September 30, 2011, as the Company took advantage of low long-term interest rates.  Deposits decreased slightly to $412.5 million at March 31, 2012 from $412.6 million at September 30, 2011.  At March 31, 2012, total stockholders’ equity was $113.4 million, a decrease of $2.3 million from $115.7 million at September 30, 2011.  The decrease in stockholders’ equity during the period was due to the repurchase of $4.1 million of the Company’s common stock for the stock repurchase plan, partially offset by net income of $1.4 million.  On February 21, 2012, in accordance with the Company’s 2011 Equity Incentive Plan, the Company granted 281,700 shares of restricted stock awards to its Board of Directors and certain employees of the Company.  The decrease in stockholders’ equity was also offset by equity incentive shares earned of $222,000.

Non-performing assets totaled $2.5 million, or 0.44%, of total assets at March 31, 2012, as compared to $3.3 million, or 0.59%, of total assets at September 30, 2011.  Classified loans decreased to $11.7 million as of March 31, 2012 compared to $12.6 million at September 30, 2011.  Also, the Company provided $250,000 to the provision for loan losses during the six months ended March 31, 2012, reflecting the overall increase in total loans along with the qualitative and quantitative changes within each loan portfolio segment.

Maurice H. Sullivan, Jr., Chairman and Chief Executive Officer of the Company, commented, “Peoples Federal Bancshares, Inc. continues to focus on strong asset quality and credit management as net loans have increased $14.0 million during the six months ended March 31, 2012 and classified assets have decreased during the same period.  In addition, during the quarter ended March 31, 2012, the Company also announced a second plan to repurchase five percent of the Company’s outstanding shares.  To that end, we repurchased 134,300 shares during the quarter ended March 31, 2012.”

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Peoples Federal Bancshares, Inc. is engaged and changes in the securities market.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2012	2011
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and due from banks	$8,379	$9,462
Interest-bearing demand deposits with other banks and money market mutual funds	27,776	44,255
Federal funds sold	55	9
Federal Home Loan Bank - overnight deposit	4,001	8,003
Total cash and cash equivalents	40,211	61,729
Securities available-for-sale	28,246	28,452
Securities held-to-maturity (fair values of $31,166 and $19,925)	30,829	19,713
Federal Home Loan Bank stock (at cost)	4,014	4,339
Loans	424,977	410,794
Allowance for loan losses	(3,566)	(3,371)
Loans, net	421,411	407,423

Premises and equipment, net	3,670	3,818
Cash surrender value of life insurance policies	19,042	18,713
Accrued interest receivable	1,528	1,527
Deferred income tax asset, net	5,803	5,739
Other assets	3,156	2,736
Total assets	$557,910	$554,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$41,735	$38,483
Interest-bearing	370,732	374,162
Total deposits	412,467	412,645
Federal Home Loan Bank advances	24,000	18,000
Accrued expenses and other liabilities	8,037	7,842
Total liabilities	444,504	438,487

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 7,141,500 shares issued at March 31, 2012 and September 30, 2011	71	71
Additional paid-in capital	70,021	69,437
Retained earnings	55,090	53,677
Accumulated other comprehensive income	49	56
Unearned restricted shares; 272,310 shares at March 31, 2012	(4,213)	—
Unearned compensation - ESOP	(5,070)	(5,213)
Treasury stock, at cost; 176,875 and 168,300 shares at March 31, 2012 and September 30, 2011, respectively	(2,542)	(2,326)
Total stockholders’ equity	113,406	115,702
Total liabilities and stockholders’ equity	$557,910	$554,189

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,806	$5,059	$9,673	$10,135
Interest on debt securities:
Taxable	242	68	513	143
Other interest	17	30	41	74
Dividends on equity securities	6	3	9	3
Total interest and dividend income	5,071	5,160	10,236	10,355

Interest expense:
Interest on deposits	686	836	1,455	1,726
Interest on Federal Home Loan Bank advances	140	183	262	428
Total interest expense	826	1,019	1,717	2,154
Net interest and dividend income	4,245	4,141	8,519	8,201
Provision for loan losses	125	160	250	220
Net interest and dividend income, after provision for loan losses	4,120	3,981	8,269	7,981

Non-interest income:
Customer service fees	206	192	415	401
Loan servicing (costs) fees, net	(26)	26	(13)	52
Net gain on sales of mortgage loans	7	24	7	123
Increase in cash surrender value of life insurance	171	122	329	239
Other income	17	73	90	161
Total non-interest income	375	437	828	976

Non-interest expense:
Salaries and employee benefits	2,482	1,964	4,607	3,968
Occupancy expense	244	231	460	439
Equipment expense	112	104	224	213
Professional fees	121	217	224	330
Advertising expense	161	30	308	63
Data processing expense	204	190	400	376
Deposit insurance expense	50	119	110	242
Other expense	206	305	526	629
Total non-interest expense	3,580	3,160	6,859	6,260
Income before income taxes	915	1,258	2,238	2,697
Provision for income taxes	327	434	825	896
Net income	$588	$824	$1,413	$1,801

Weighted-average shares outstanding:
Basic	6,231,753	6,603,508	6,302,352	6,591,605
Diluted	6,236,209	6,603,508	6,304,580	6,591,605

Earnings per common share:
Basic	$0.09	$0.12	$0.22	$0.27
Diluted	$0.09	$0.12	$0.22	$0.27